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Fingerhut Financial Services Receivables, Inc.                         FFS Master Trust                      Monthly Report
Certificateholder's Statement                                            Series 1996-1                               Apr-96
Section 5.2                                    Class A          Class B        Class C           Class D         Total

(i)   Certificate Amount                   518,000,000.00   87,500,000.00   50,000,000.00    44,500,000.00   700,000,000.00
(ii)  Certificate Principal Distributed              0.00            0.00            0.00                              0.00
(iii) Certificate Interest Distributed*     2,505,825.00       446,250.00      228,427.88                      3,180,502.88
					   * Certificate Interest Distributed is based on 27 days.
(iv) Principal Collections                   2,903,476.28      490,452.07      280,258.33      307,301.69      3,981,488.37
(v)  Finance Charge Collections                856,860.34      144,739.92       82,708.53       90,689.44      1,174,998.22
     Recoveries                                      0.00            0.00            0.00            0.00              0.00
     Interest Earned on Accounts                55,220.91        9,296.91        5,330.20            0.00         69,848.03
	Total Finance Charge Collections       912,081.25      154,036.83       88,038.73       90,689.44      1,244,846.25
	   Total Collections**               3,815,557.52      644,488.91      368,297.06      397,991.13      5,226,334.62
					   ** Total Collections are based on 4 days.
(vi) Aggregate Amount of Principal Receivables                                                               744,401,640.28
     Invested Amount (End of Month)        420,449,013.16   71,021,792.76   40,583,881.58   44,500,000.00    576,554,687.50
     Floating Allocation Percentage            56.4814732%      9.5407894%      5.4518797%      5.9779557%       77.4520979%
     Invested Amount (Beginning of Month)  420,449,013.16   71,021,792.76   40,583,881.58   44,500,000.00    576,554,687.50
     Average Daily Invested Amount (calculation is based on 4 fiscal days)                                  576,554,687.50
(vii)  Receivable Delinquencies
       Current  (As a % of Total Receivables)                     90.09%   692,615,559.58
       30 Days to 59 Days (As a % of Total Receivables)            6.09%    46,826,379.72
       60 Days to 89 Days (As a % of Total Receivables)            1.31%    10,033,855.52
       90 Days and Over (As a % of Total Receivables)              2.51%    19,305,838.25
	  Total Receivables                                       100.00%  768,781,633.07
(viii) Aggregate Investor Default Amount                                              N/A
       As a % of Average Daily Invested Amount                                        N/A
       (Based on 4 days, Annualized based on 366 days/year)
(ix)  Charge-Offs
      Class A                                                                        0.00
      Class B                                                                        0.00
      Class C                                                                        0.00
      Class D                                                                        0.00
	Total Charge-Offs                                                            0.00
(x)   Servicing Fee (Based on 27 days)                                       1,032,786.89
(xi)  Pool Factor
      Class A                                                                   1.0000000
      Class B                                                                   1.0000000
      Class C                                                                   1.0000000
(xii) Unreimbursed Reallocated Principal Collections
      Class B                                                                        0.00
      Class C                                                                        0.00
      Class D                                                                        0.00
(xiii) Excess Funding Account Balance                                                0.00
       Prefunding Account Balance                                          123,445,312.50
Average Net Portfolio Yield                                                           N/A
Minimum Base Rate                                                                     N/A
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